Exhibit 10.27

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the [*] day of [*], 2017, by and between Hospitality Investors Trust, Inc., a Maryland corporation (the “Company”), and [*] (“Indemnitee”).

WHEREAS, the Company has requested that Indemnitee serve as a director or officer of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his or her service; and

WHEREAS, as an inducement to Indemnitee to [continue to]1 serve as such director or officer, in recognition of the need to provide Indemnitee with substantial protection against personal liability, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company's charter or bylaws, any change in the composition of the Board of Directors or any change in control or business combination transaction relating to the Company), the Company has agreed to indemnify Indemnitee and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, as provided herein;

[WHEREAS, Indemnitee has certain rights to indemnification and advancement of expenses pursuant to an existing indemnification agreement, dated as of December 31, 2014, by and between the Company, the Indemnitee and the other indemnitee parties thereto (the “Prior Agreement”);]2

[WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Designating Stockholder (as hereinafter defined) (or their affiliates), which Indemnitee, the Company and the Designating Stockholder (or their affiliates) intend to be secondary to the primary obligation of the Company to indemnify and advance expenses to Indemnitee as provided herein, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director of the Company;]3 and

WHEREAS, the parties by this Agreement desire to [supersede the rights of the Indemnitee to indemnification and advancement of expenses pursuant to the Prior Agreement in its entirety as of the Effective Date and] 4 set forth their agreement regarding indemnification and advance of expenses;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1 Include only for directors and officers subject to the Prior Agreement.

2 Include only for directors and officers subject to the Prior Agreement.

3 Include only for directors designated by the Designating Stockholder.

4 Include only for directors and officers subject to the Prior Agreement.

Section 1.          Definitions. For purposes of this Agreement:

(a)           “Applicable Legal Rate” means a fixed rate of interest equal to the applicable federal rate for mid-term debt instruments as of the day that it is determined that Indemnitee must repay any advanced expenses.

(b)          “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) at any time, a majority of the members of the Board of Directors are not individuals (A) who were directors as of the Effective Date or (B) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election or nomination for election was previously so approved.

(c)           “Corporate Status” means the status of a person (including at any time prior to the Effective Date) as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee, representative or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company: (i) if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee, representative or agent of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (1) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Company or (2) the management of which is controlled directly or indirectly by the Company and/or (ii) if, as a result of Indemnitee’s service to the Company or any of its affiliated entities, Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as fiduciary or deemed fiduciary thereof.

2

(d)          [“Designating Stockholder” means Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC.]5

(e)          “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.

(f)          “Effective Date” means the date set forth in the first paragraph of this Agreement.

(g)          “Expenses” means any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond supersedeas bond or other appeal bond or its equivalent.

(h)          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)          “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

(j)          [“Purchase Agreement” shall mean the Securities Purchase, Voting and Standstill Agreement, dated January 12, 2017, by and among the Company (f/k/a American Realty Capital Hospitality Trust, Inc.), Hospitality Investors Trust Operating Partnership, L.P. (f/k/a American Realty Capital Hospitality Operating Partnership, L.P.), and the Designating Stockholder, as the same may be amended, modified or supplemented from time to time in accordance with its terms.]6

5 Include only for directors designated by the Designating Stockholder.

6 Include only for directors designated by the Designating Stockholder.

3

Section 2.          Services by Indemnitee. In consideration of the Company’s covenants and commitments hereunder, the Indemnitee agrees to serve as a director or officer of the Company. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee.

Section 3.          General. Subject to the limitations in Section 5, the Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) as permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. Subject to the limitations in Section 5, the rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement and any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).

Section 4.          Standard for Indemnification. Subject to the limitations in Section 5, if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall indemnify Indemnitee against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

Section 5.          Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 6), Indemnitee shall not be entitled to:

(a)          indemnification for any loss or liability unless all of the following conditions are met: (i) Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) Indemnitee was acting on behalf of or performing services for the Company; (iii) such loss or liability was not the result of (A) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director of the Company or (B) negligence or misconduct, in the case that the Indemnitee is not an independent director of the Company; and (iv) such indemnification is recoverable only out of the Company’s net assets and not from the Company’s stockholders;

4

(b)          indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws;

(c)          indemnification hereunder if the Proceeding was one by or in the right of the Company and Indemnitee is adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable to the Company;

(d)          indemnification hereunder if Indemnitee is adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in the Indemnitee’s Corporate Status; or

(e)          indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (i) the Proceeding was brought to enforce this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (ii) the Company’s charter or bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.

Section 6.          Court-Ordered Indemnification. Subject to the limitations in Section 5(a) and (b), a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:

(a)          if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(b)           if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.

Section 7.          Indemnification for Expenses of an Indemnitee Who is Wholly or Partly Successful. Subject to the limitations in Section 5, to the extent that Indemnitee was or is, by reason of his or her Corporate Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, Indemnitee shall be indemnified by the Company for all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 7 for all Expenses actually incurred by Indemnitee or on Indemnitee’s behalf in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 7, and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5

Section 8.          Advance of Expenses for an Indemnitee. If, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, advance all Expenses incurred by or on behalf of Indemnitee in connection with (a) such Proceeding which is initiated by a third party who is not a stockholder of the Company, or (b) such Proceeding which is initiated by a stockholder of the Company acting in his or her capacity as such and for which a court of competent jurisdiction specifically approves such advancement, and which relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and may be in the form of, in the reasonable discretion of Indemnitee (but without duplication) (a) payment of such Expenses directly to third parties on behalf of the Indemnitee, (b) advancement to the Indemnitee of funds in an amount sufficient to pay such Expenses or (c) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee of Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof to reimburse the portion of any Expenses advanced to Indemnitee, together with the Applicable Legal Rate of interest thereon, relating to claims, issues or matters in the Proceeding as to which it shall ultimately be determined by non-appealable judgment of a court of competent jurisdiction that the standard of conduct has not been met by Indemnitee and which have not been successfully resolved as described in Section 7 of this Agreement. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.

Section 9.          Indemnification and Advance of Expenses as a Witness or Other Participant. Subject to the limitations in Section 5, to the extent that Indemnitee is or may be, by reason of Indemnitee’ s Corporate Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other person, and to which Indemnitee is not a party, Indemnitee shall be advanced all Expenses and indemnified against all Expenses actually incurred by Indemnitee or on Indemnitee’ s behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.

6

Section 10.         Procedure for Determination of Entitlement to Indemnification.

(a)          To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)          Upon written request by Indemnitee for indemnification pursuant to Section 10(a) above, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made by the Company within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom.

(c)          The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

7

Section 11.         Presumptions and Effect of Certain Proceedings.

(a)          In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof, by clear and convincing evidence, to overcome that presumption in connection with the making of any determination contrary to that presumption.

(b)          The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c)          The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

Section 12.         Remedies of Indemnitee.

(a)          lf (i) a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) an advance of Expenses is not timely made pursuant to Sections 8 or 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 7 or 9 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the charter or bylaws of the Company is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee , at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his or her rights under Section 7 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

8

(b)          In any judicial proceeding or arbitration commenced pursuant to this Section 12, Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(c)          If a determination shall have been made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)          In the event that Indemnitee is successful in seeking, pursuant to this Section 12, a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually incurred by him or her in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(e)          Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth day after the date on which the Company was requested to advance Expenses in accordance with Sections 8 or 9 of this Agreement or the 60th day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 10(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Company.

Section 13.         Defense of the Underlying Proceeding.

(a)          Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

9

(b)          Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by Indemnitee under Section 12 of this Agreement.

(c)          Notwithstanding the provisions of Section l3(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, conditioned or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, conditioned or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed, at the expense of the Company (subject to Section 12(d) of this Agreement), to represent Indemnitee in connection with any such matter.

Section 14.         Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a)          Authority. The Company has all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

10

(b)          Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general equitable principles, and to the extent limited by applicable federal or state securities laws.

Section 15.         Non-Exclusivity; Survival of Rights; Subrogation.

(a)          The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the charter or bylaws of the Company, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise[; provided, however, that this Agreement supersedes and replaces the rights to indemnification and advancement of Expenses of the Indemnitee set forth in the Prior Agreement]7. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of the charter or bylaws of the Company, this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

(b)          [Except for any rights the Company may have pursuant to the terms of any Transaction Document (as defined in the Purchase Agreement), the Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise, any rights that the Company now has against the Designating Stockholder (or any of its affiliates) or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee (including of Indemnitee against the Designating Stockholder (or any of its affiliates)), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Designating Stockholder (or any of its affiliates) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.]8

(c)           In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance referred to in Section 16(a) hereof, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights [(except with respect to any rights of recovery against the Designating Stockholder)]9.

7 Include only for directors and officers subject to the Prior Agreement.

8 Include only for directors designated by the Designating Stockholder.

9 Include only for directors designated by the Designating Stockholder.

11

Section 16.         Insurance.

(a)          The Company (i) has, prior to the date hereof, obtained directors and officers liability insurance, covering Indemnitee for any claim made against Indemnitee by reason of his or her Corporate Status and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of his or her Corporate Status[, with an underwriter and with terms (including premiums, deductibles and coverage limits) reasonably satisfactory to the Designating Stockholder]10, and (ii) will, after the date hereof, use its reasonable best efforts to maintain such insurance in full force and effect and shall pay the premium therefor pursuant to the terms thereof for a period of at least five (5) years following the date that Indemnitee ceases to serve as a director or officer of the Company so long as such directors and officers liability insurance remains available to the Company on commercially reasonable terms during such time; provided, that the Company shall not reduce the coverage of such directors and officers liability insurance without [the prior written consent of the Designating Stockholder]11 [providing prior written notice to Indemnitee pursuant to Section 25(a) below]12.

(b)          Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 16(a). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

10 Include only for directors designated by the Designating Stockholder.

11 Include only for directors designated by the Designating Stockholder.

12 Include for all directors and officers other than directors designated by the Designating Stockholder.

12

Section 17.         Coordination of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, and, if following receipt by Indemnitee of any such payment, Indemnitee is required to return such payment (or any portion of such payment) to the payor thereof, the Company shall be obligated to Indemnitee in respect of such amounts to the extent that such amounts would otherwise be indemnifiable or payable or reimbursable as Expenses hereunder [; provided, however, that (i) the Company hereby agrees that it is the indemnitor of first resort under this Agreement and under any other indemnification agreement (i.e., their obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary and any obligation of the Designating Stockholder (or any affiliate thereof other than the Company) to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee are secondary), and (ii) if the Designating Stockholder (or any affiliate thereof other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) pursuant to which Indemnitee is entitled to indemnification from the Company or any affiliate of the Company, then (x) the Designating Stockholder (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless the Designating Stockholder (or such other affiliate) for all such payments actually made by the Designating Stockholder (or such other affiliate) to the extent the Company is otherwise liable pursuant to the charter or bylaws of the Company to Indemnitee for such payments made by the Designating Stockholder]13.

Section 18.         Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, with respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be joined in such Proceeding or would be liable if joined in such Proceeding), to the fullest extent permissible under applicable law and this Agreement, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

Section 19.         Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

Section 20.         Duration of Agreement; Binding Effect.

(a)           This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement), which date shall in no event be earlier than the date on which the applicable statute of limitations period with respect to any possible Proceeding expires.

13 Include only for directors designated by the Designating Stockholder.

13

(b)          The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c)          The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(d)          The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

Section 21.         Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

14

Section 22.         Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

Section 23.         Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 24.         Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 25.         Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of such delivery, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to the address set forth on the signature page hereto.

(b)	If to the Company, to:

Hospitality Investors Trust, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
Attn: General Counsel

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 26.         Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

15

Section 27.         [Third Party Beneficiaries. The Designating Stockholder (and its affiliates) are express third party beneficiaries of this Agreement, are entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in Section 15 and Section 17 of this Agreement) as though a party hereunder.]14

14 Include only for directors designated by the Designating Stockholder.

[SIGNATURE PAGE FOLLOWS]

16

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOSPITALITY INVESTORS trust, Inc.

By:
Name: Jonathan P. Mehlman
Title: Chief Executive Officer and President

INDEMNITEE

Name:

Address:

EXHIBIT A

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

To: The Board of Directors of Hospitality Investors Trust, Inc.

Re: Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement, dated the [*] day of [*], 2017, by and between Hospitality Investors Trust, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as a director or officer of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance by the Company for Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses, together with the Applicable Legal Rate of interest thereon, relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

A-1

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of _______________, 20____.

Name:

A-2